Exhibit 10.8

SHARE SUBSCRIPTION LETTER

To:

Arca Nova Acquisition Corp

301 S McDowell Street Suite 125

Charlotte, NC 28204 United States

Ladies and Gentlemen:

This agreement (the “Agreement”) is entered into as of July 10, 2026 by and between the undersigned (each a “Subscriber” or “you”), and Arca Nova Acquisition Corp, a British Virgin Islands company (the “Company”). The undersigned hereby subscribes for and agrees to take the number of ordinary share(s) (the “Shares”) in the Company as set forth opposite its/his/her name on the signature page hereto, for a subscription price of US$0.007 per Share, amounting in the aggregate to 3,833,333 Shares for a total subscription price of US$25,000, and undertakes to pay the full subscription price for the Shares upon issuance.

1. Purchase of Securities.

1.1 Purchase of Shares. For US$0.007 per Share (the “Purchase Price”), which the Company acknowledges is receivable from the Subscribers and which each Subscriber agrees to pay promptly upon the Company providing bank account details for such payment, the Company hereby issues the Shares to the Subscribers, and the Subscribers hereby subscribe for and purchase the Shares from the Company. The Shares to be purchased by DDC Acquisition Corp (the “Sponsor”) are subject to forfeiture, on the terms and subject to the conditions set forth in this Agreement and on the terms of the Memorandum and Articles of Association (the “M&AA”) of the Company.

2. Representations, Warranties and Agreements.

2.1 Subscribers’ Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscribers, each Subscriber, severally and not jointly, hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) if the Subscriber is an entity, the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.2 Organization and Authority. If the Subscriber is an entity, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. If the Subscriber is an individual, he or she has full legal capacity, power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. Upon execution and delivery by the Subscriber, this Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.3 Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.4 No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.2 Company’s Representations, Warranties and Agreements. To induce the Subscribers to purchase the Shares, the Company hereby represents and warrants to each Subscriber and agrees with each Subscriber as follows:

2.2.1 Organization and Corporate Power. The Company is a company incorporated in the British Virgin Islands with limited liability and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the M&AA, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3 Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Subscribers will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Shares may be subject which have been notified to the Subscriber in writing, and (b) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4 No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

3. Forfeiture of Shares.

3.1 Partial or No Exercise of the Over-allotment Option. In addition, in the event of the Company’s initial public offering on a recognized stock exchange (the “IPO”) and the over-allotment option granted to the underwriter(s) of the IPO is not exercised in full, the Sponsor acknowledges and agrees that the Company/the Sponsor may forfeit any and all rights up to 500,000 Shares purchased by and issued to the Sponsor such that immediately following such forfeiture, all Subscribers and their respective permitted transferees collectively will own approximately 25% of the Company’s issued and outstanding ordinary shares immediately following the completion of the anticipated IPO. If any of the ordinary shares are forfeited in accordance with this paragraph, then after such time the Sponsor shall no longer have any rights as a holder of such forfeited ordinary shares, and the Company shall take such action as is appropriate to redeem and cancel such forfeited ordinary shares, which may include by way of the compulsory redemption and cancellation of such ordinary shares for nil consideration. In addition, the Sponsor hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agree to take any and all action reasonably requested by the Company necessary to effect any adjustment in this paragraph (including any such redemption as is referred to herein above).

4. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased pursuant to this Agreement, each Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Subscriber purchases Shares in the IPO or in the aftermarket, any additional Shares so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscribers have the right to redeem any Shares into funds held in the Trust Account upon the successful completion of an initial business combination.

5. Restrictions on Transfer.

5.1 U.S. Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated as of the closing of the IPO by and between each Subscriber and the Company, each Subscriber agrees not to sell, transfer, charge, mortgage, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the U.S. Securities Act of 1933 (the “Securities Act”) and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) pursuant to an available exemption from registration, if, at the request of the Company, the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws. For the avoidance of doubt, the transfer restrictions in this Section 5 apply solely to the Shares purchased pursuant to this Agreement and do not apply to any Shares purchased by the Subscriber in the IPO or in the open market.

5.2 Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 5 and Section 3.

5.3 Registration Rights. Each subscriber acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement (the “Registration Rights Agreement”) to be entered into with the Company prior to the closing of the IPO.

6. Other Agreements.

6.1 Further Assurances. Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2 Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3 Entire Agreement. This Agreement, together with the Insider Letter and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 associated with the Company’s IPO, embodies the entire agreement and understanding between the Subscribers and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6 Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11 Survival of Representations and Warranties. The representations and warranties set forth herein are made as of the date hereof and shall not survive the Closing of the IPO.

6.12 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16 Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

6.17 Surrender of Share. Upon the issuance of the Shares, Ka Yin Norma Chu hereby surrenders to the Company for cancellation and for nil consideration one ordinary share of the Company standing in her name in the register of members of the Company.

7. Voting and Tender of Shares. Each subscriber agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek redemption with respect to such Shares. Additionally, each Subscriber agrees not to tender any Shares in connection with a tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

8. Indemnification. The Company shall indemnify the Subscribers against any loss, cost or damages (including reasonable attorney’s fees and expenses) arising out of or resulting from the Company’s breach of any representation, warranty, covenant or agreement in this Agreement; provided, however, that the Company shall not be obligated to indemnify the Subscribers for any losses, costs, liabilities, damages, or expenses to the extent they arise from or are attributable to the Subscriber’s fraud, willful misconduct, or bad faith.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

Arca Nova Acquisition Corp

By:	/s/ Ka Yin Norma Chu
Name:	Ka Yin Norma Chu
Title:	Director

Accepted and agreed as of the date first written above.

DDC Acquisition Corp		Number of shares to purchase: 3,233,334
Purchase price: $21,086.96
By:	/s/ Ka Yin Norma Chu
Name:	Ka Yin Norma Chu
Title:	Director

Ka Yin Norma Chu	Number of shares to purchase: 280,000
Purchase price: $1,826.09
/s/ Ka Yin Norma Chu

Ethan Yong Kang Yu	Number of shares to purchase: 120,000
Purchase price: $782.61
/s/ Ethan Yong Kang Yu

Duknam Ohnuki	Number of shares to purchase: 100,000
Purchase price: $652.17
/s/ Duknam Ohnuki

Chris Bradley	Number of shares to purchase: 33,333
Purchase price: $217.39
/s/ Chris Bradley

Jaime Leverton	Number of shares to purchase: 33,333
Purchase price: $217.39
/s/ Jaime Leverton

Albert Park	Number of shares to purchase: 33,333
Purchase price: $217.39
/s/ Albert Park

[Signature Page to Securities Subscription Agreement]